SUB-ITEM 77D

MFS Blended Research Growth Equity Fund, MFS Blended Research Small Cap Equity Fund and MFS Blended Research Value Equity Fund, each a series of MFS Series Trust X, changed certain disclosure under "Principal Investment Strategies" as described in the supplement dated June 28, 2016 to each such fund's then current prospectus as filed with the Securities and Exchange Commission via EDGAR on June 28, 2016 under Rule 497 under the Securities Act of 1933. Such description is hereby incorporated by reference.